Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 25, 2025, relating to the financial statement of Andersen Group Inc. (the Company), which appears in the Company’s Registration Statement on Form S-1 (No. 333-290415).

/s/ BDO USA, P.C.

New York, New York

December 16, 2025